UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 22, 2009	(January 22, 2009)
Date of report	(Date of earliest event reported)

Hexcel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut  06901-3238
(Address of Principal Executive Offices and Zip Code)

(203) 969-0666
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01   Other Events

On the morning of January 22, 2009, Hexcel hosted a conference call to discuss fourth quarter results.  In responding to a question from an analyst, Mr. David E. Berges, our Chief Executive Officer, made a statement to the effect that the “shipset value” — meaning Hexcel’s revenue per aircraft — was in the neighborhood of $1 million per program for a series of six military programs.  The six programs referred to were the F-35 (Joint Strike Fighter), C17, F-22, F18, A400M and V22.

We are filing this Form 8-K in order to clarify Mr. Berges’ statement.  Revenues per aircraft are not $1 million for each of these six programs.  However, our average revenues per aircraft for these six military programs currently is approximately $1 million.

Signature

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

January 22, 2009

/s/ Wayne C. Pensky
Wayne C. Pensky
Senior Vice President